Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES NASDAQ DEFICIENCY NOTICE
AND GOING CONCERN QUALIFICATION

Houston, Texas, September 28, 2007 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, today announced its receipt of a notice from NASDAQ Staff on September 25, 2007 stating that the Company does not comply with Marketplace Rule 4310(c)(3).

Marketplace Rule 4310(c)(3) requires the Company to have $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years; or $35,000,000 market value of listed securities; or $2,500,000 in stockholders’ equity.

The Company had previously announced a Tender Offer to exchange its outstanding convertible notes into common and preferred SPACEHAB stock. The Tender Offer is slated to close on October 1, 2007. If the Tender Offer is successful, the Company anticipates it will regain compliance with Rule 4310(c)(3).

On September 21, 2007, the Company filed its annual report on Form 10-K which included an audit report by the Company’s independent registered public accounting firm containing a going concern qualification. The Company makes this announcement in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), which requires any NASDAQ listed issuer that receives an audit opinion that contains a going concern qualification to make a public announcement to that effect through the news media. This announcement and press release do not represent any amendment to SPACEHAB’s 2007 Annual Report on Form 10-K.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies and universities, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eva-Marie deCardenas

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5071

edecardenas@spacehab.com

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